                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Contacts:  Norman Black, Public Relations
           404-828-7593
           Teresa Finley, Investor Relations
           404-828-7359

                              UPS 1ST QUARTER SHOWS
                             STRONG GAIN IN EARNINGS

                    REVENUE RISES 16.5%; EXCELLENT CASH FLOW

         ATLANTA, April 20, 2006 - UPS (NYSE:UPS) today reported earnings per diluted share of $0.89, up 14.1% over the prior year. Results were driven by a 9% increase in global small package volume or 1.24 million packages per day, outpacing worldwide market growth.

         The consolidated results for the period included:

         o  Revenue grew 16.5% to $11.5 billion.

         o  Operating profit increased 12.3% to $1.6 billion.

         o  Net income increased 10.5% to $975 million.

         o  Free cash flow improved to $1.9 billion.

         Solid fundamentals are delivering healthy cash flow. Free cash was used to buy back more than 11 million shares in an on-going repurchase program. Dividends were increased by 15% and are up 81% over the last three years.

         "This was a quarter of outstanding growth that resulted in strong returns and excellent cash flow," said Mike Eskew, UPS chairman and CEO. "To drive future results, we will continue to invest in our network, technology and products to bring even more value to the customer."

         Highlights by segment for the first quarter included:

U.S. PACKAGE

         o  Revenue grew 9.6% to $7.5 billion.

         o  Operating profit increased 15.3% to $1.19 billion.

         o  Operating margin improved 80 basis points to 15.9%.

         o  Volume grew 6.8% in total, or 848,000 packages per day.

         Revenue gains were a result of robust growth across all products combined with firm pricing. Product growth was paced by a 9.3% increase in Next Day Air(R) volume coupled with a 10.8% increase in deferred air volume. Average daily ground volume rose 6.2%, or almost 650,000 packages per day.

         During the quarter, UPS accelerated the speed of its U.S. ground network, enhanced its 2nd Day Air A.M.(R) products and launched extensive training of its sales teams in selling the freight portfolio.

                                    - more -

INTERNATIONAL PACKAGE

         o  Revenue grew 17.3% to $2.16 billion.

         o  Operating profit increased 13.5% to $395 million.

         o  Operating margin remained strong at 18.3%.

         o  Volume grew 29.1% to 1.7 million packages per day.

         Export volume growth was excellent with a 16.3% increase, reflecting strong performance in all major regions of the world. Non-U.S. domestic volume climbed 38.3%, aided by acquisitions.

         Recently, UPS added important international flights to and from China and expanded its operations there. The company also enhanced Trade Direct service between the United States, Canada and Europe and extended its unique Web-based multi-location shipping system, UPS CampusShip(TM), to another 18 countries and territories.

SUPPLY CHAIN AND FREIGHT

         o Revenue grew 53.9% to $1.9 billion, driven primarily by acquisitions.

         o  Operating profit declined $34 million.

         Freight forwarding and logistics operating profit was impacted by increased expenses and lost revenue due to the integration of the former Menlo Worldwide Forwarding unit. However, these results were somewhat offset by solid less-than-truckload revenue and shipment growth in the ground freight operations.

OUTLOOK

         "No company in this industry is better positioned to capitalize on the growth opportunities we see around the world," said Chief Financial Officer Scott Davis. As a result, UPS is projecting diluted earnings per share in a range of $0.97 to $1.01 in the second quarter compared to the $0.88 reported during the prior-year period. "We are reaffirming our full-year 2006 guidance," Davis added. "UPS continues to expect an increase in diluted earnings per share of 11-to-16%, consistent with the company's historical growth rate."

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #


EDITOR'S NOTE: UPS CFO Scott Davis will discuss first quarter results with investors and analysts during a conference call later today at 10:00 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

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

         We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments, dividends and share repurchases.

         Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.



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
                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - FIRST QUARTER
                                  (UNAUDITED)




                                                    THREE MONTHS ENDED
                                                          MARCH 31,                       CHANGE
                                                  ------------------------        ----------------------
                                                     2006           2005             $              %
                                                  --------        --------        --------        ------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. Domestic Package                           $  7,463        $  6,811        $    652         9.6%
  International Package                              2,161           1,842             319        17.3%
  Supply Chain & Freight                             1,897           1,233             664        53.9%
                                                  --------        --------        --------
  Total revenue                                     11,521           9,886           1,635        16.5%

Operating expenses:
  Compensation and benefits                          6,019           5,397             622        11.5%
  Other                                              3,947           3,104             843        27.2%
                                                  --------        --------        --------
  Total operating expenses                           9,966           8,501           1,465        17.2%

Operating profit (loss):
  U.S. Domestic Package                              1,185           1,028             157        15.3%
  International Package                                395             348              47        13.5%
  Supply Chain & Freight                               (25)              9             (34)      -377.8%
                                                  --------        --------        --------
  Total operating profit                             1,555           1,385             170        12.3%

Other income (expense):
  Investment income                                     23              30              (7)      -23.3%
  Interest expense                                     (48)            (37)            (11)       29.7%
                                                  --------        --------        --------
  Total other income (expense)                         (25)             (7)            (18)      257.1%
                                                  --------        --------        --------
Income before income taxes                           1,530           1,378             152        11.0%

Income taxes                                           555             496              59        11.9%
                                                  --------        --------        --------
Net income                                        $    975        $    882        $     93        10.5%
                                                  ========        ========        ========

Net income as a percentage of revenue                  8.5%        8.9%

Per share amounts
  Basic earnings per share                        $   0.89        $   0.78        $   0.11        14.1%
  Diluted earnings per share                      $   0.89        $   0.78        $   0.11        14.1%

Weighted average shares outstanding
  Basic                                              1,096           1,124
  Diluted                                            1,100           1,127




CERTAIN PRIOR YEAR AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT YEAR PRESENTATION.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - FIRST QUARTER
                                  (UNAUDITED)



                                                   THREE MONTHS ENDED
                                                        MARCH 31,                 CHANGE
                                                  --------------------      ------------------
                                                   2006          2005          $            %
                                                  -------      -------      -------       ----
REVENUE (IN MILLIONS):
U.S. Domestic Package:
   Next Day Air                                   $ 1,684      $ 1,500      $   184       12.3%
   Deferred                                           831          764           67        8.8%
   Ground                                           4,948        4,547          401        8.8%
                                                  -------      -------      -------
      Total U.S. Domestic Package                   7,463        6,811          652        9.6%
International Package:
   Domestic                                           466          358          108       30.2%
   Export                                           1,561        1,366          195       14.3%
   Cargo                                              134          118           16       13.6%
                                                  -------      -------      -------
      Total International Package                   2,161        1,842          319       17.3%
Supply Chain & Freight:
   Forwarding and Logistics                         1,339        1,153          186       16.1%
   Freight                                            477           --          477        N/A
   Other                                               81           80            1        1.3%
                                                  -------      -------      -------
      Total Supply Chain & Freight                  1,897        1,233          664       53.9%
                                                  -------      -------      -------
Consolidated                                      $11,521      $ 9,886      $ 1,635       16.5%
                                                  =======      =======      =======

Consolidated volume (in millions)                     964          885           79        9.0%

Operating weekdays                                     64           64

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. Domestic Package:
   Next Day Air                                     1,253        1,146          107        9.3%
   Deferred                                           953          860           93       10.8%
   Ground                                          11,112       10,464          648        6.2%
                                                  -------      -------      -------
      Total U.S. Domestic Package                  13,318       12,470          848        6.8%
International Package:
   Domestic                                         1,090          788          302       38.3%
   Export                                             656          564           92       16.3%
                                                  -------      -------      -------
      Total International Package                   1,746        1,352          394       29.1%
                                                  -------      -------      -------
Consolidated                                       15,064       13,822        1,242        9.0%
                                                  =======      =======      =======

AVERAGE REVENUE PER PIECE:
U.S. Domestic Package:
   Next Day Air                                   $ 21.00      $ 20.45      $  0.55        2.7%
   Deferred                                         13.62        13.88        (0.26)      -1.9%
   Ground                                            6.96         6.79         0.17        2.5%
      Total U.S. Domestic Package                    8.76         8.53         0.23        2.7%
International Package:
   Domestic                                          6.68         7.10        (0.42)      -5.9%
   Export                                           37.18        37.84        (0.66)      -1.7%
      Total International Package                   18.14        19.92        (1.78)      -8.9%
Consolidated                                      $  9.84      $  9.65      $  0.19        2.0%
                                                  =======      =======      =======



CERTAIN PRIOR YEAR AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT YEAR PRESENTATION.

                          UNITED PARCEL SERVICE, INC.
                        RECONCILIATION OF FREE CASH FLOW
                                  (UNAUDITED)


                                             PRELIMINARY
(in millions)                                   2006                2005
                                             -----------           -------
Cash from Operations                           $ 2,516             $ 2,329
Capital Expenditures                              (596)               (515)
Proceeds from Disposals                             14                  20
Net Change in Finance Receivables                   15                  45
Other Investing Activities                         (66)                (19)
                                               -------             -------
    Free Cash Flow                             $ 1,883             $ 1,860
                                               =======             =======


CERTAIN PRIOR YEAR AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT PERIOD PRESENTATION.




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